===============================================================================

                          AGREEMENT AND PLAN OF MERGER



                                  by and among


                          PREMIERE TECHNOLOGIES, INC.,

                             NETS ACQUISITION CORP.

                                      and

                             XPEDITE SYSTEMS, INC.



                         Dated as of November 13, 1997

===============================================================================

                               TABLE OF CONTENTS
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ARTICLE I.  [INTENTIONALLY OMITTED].......................................   1
ARTICLE II.  THE MERGER...................................................   1
     SECTION 2.01.  THE MERGER............................................   1
     SECTION 2.02.  CLOSING...............................................   1
     SECTION 2.03.  CERTIFICATE OF INCORPORATION..........................   2
     SECTION 2.04.  BY-LAWS...............................................   2
     SECTION 2.05.  DIRECTORS.............................................   2
     SECTION 2.06.  OFFICERS..............................................   2
     SECTION 2.07.  EFFECTIVE TIME........................................   2
ARTICLE III.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
     CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...................   2
     SECTION 3.01.  EFFECT ON COMPANY COMMON STOCK........................   2
     SECTION 3.02.  CONVERSION OF ACQUISITION SUB COMMON STOCK............   3
     SECTION 3.03.  FRACTIONAL SHARES.....................................   4
     SECTION 3.04.  EXCHANGE PROCEDURES...................................   4
     SECTION 3.05.  STOCK TRANSFER BOOKS..................................   5
     SECTION 3.06.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY
                    COMMON STOCK..........................................   5
     SECTION 3.07.  LOST, STOLEN OR DESTROYED CERTIFICATES................   5
     SECTION 3.08.  COMPANY STOCK OPTIONS AND WARRANTS....................   5
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................   6
     SECTION 4.01.  ORGANIZATION AND STANDING.............................   6
     SECTION 4.02.  AUTHORITY AND STATUS..................................   7
     SECTION 4.03.  CAPITALIZATION........................................   7
     SECTION 4.04.  NO CONFLICT, REQUIRED FILINGS AND CONSENTS............   8
     SECTION 4.05.  COMPLIANCE; PERMITS...................................   9
     SECTION 4.06.  SEC FILINGS; FINANCIAL STATEMENTS.....................  10
     SECTION 4.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS..................  10
     SECTION 4.08.  NO UNDISCLOSED LIABILITIES............................  11
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     SECTION 4.09.  ABSENCE OF LITIGATION.................................  11
     SECTION 4.10.  EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.........  11
     SECTION 4.11.  LABOR MATTERS.........................................  12
     SECTION 4.12.  INFORMATION SUPPLIED..................................  12
     SECTION 4.13.  TITLE TO PROPERTY.....................................  13
     SECTION 4.14.  TAXES.................................................  13
     SECTION 4.15.  ENVIRONMENTAL MATTERS.................................  14
     SECTION 4.16.  INSURANCE.............................................  15
     SECTION 4.17.  OPINION OF FINANCIAL ADVISOR..........................  15
     SECTION 4.18.  BROKERS...............................................  15
     SECTION 4.19.  BOOKS AND RECORDS.....................................  15
     SECTION 4.20.  CERTAIN PAYMENTS......................................  15
     SECTION 4.21.  INTELLECTUAL PROPERTY.................................  16
     SECTION 4.22.  CONTRACTS.............................................  16
     SECTION 4.23.  INFORMATION SYSTEMS...................................  16
     SECTION 4.24.  REGULATION OF BUSINESS................................  17
     SECTION 4.25.  TAX MATTERS...........................................  17
     SECTION 4.26.  STATE TAKEOVER LAWS...................................  17
     SECTION 4.27.  STOCKHOLDER VOTING AGREEMENTS.........................  17
     SECTION 4.28.  BOARD RECOMMENDATION..................................  17
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB..  17
     SECTION 5.01.  ORGANIZATION AND STANDING.............................  17
     SECTION 5.02.  AUTHORITY AND STATUS..................................  18
     SECTION 5.03.  CAPITALIZATION........................................  18
     SECTION 5.04.  NO CONFLICT, REQUIRED FILINGS AND CONSENTS............  19
     SECTION 5.05.  COMPLIANCE; PERMITS...................................  20
     SECTION 5.06.  SEC FILINGS; FINANCIAL STATEMENTS.....................  20
     SECTION 5.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS..................  21
     SECTION 5.08.  NO UNDISCLOSED LIABILITIES............................  21
     SECTION 5.09.  ABSENCE OF LITIGATION.................................  21
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                                      -ii-
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     SECTION 5.10.  EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.........  22
     SECTION 5.11.  LABOR MATTERS.........................................  22
     SECTION 5.12.  INFORMATION SUPPLIED..................................  23
     SECTION 5.13.  TITLE TO PROPERTY.....................................  23
     SECTION 5.14.  TAXES.................................................  23
     SECTION 5.15.  ENVIRONMENTAL MATTERS.................................  24
     SECTION 5.16.  INSURANCE.............................................  25
     SECTION 5.17.  OPINION OF FINANCIAL ADVISOR..........................  25
     SECTION 5.18.  BROKERS...............................................  25
     SECTION 5.19.  BOOKS AND RECORDS.....................................  25
     SECTION 5.20.  CERTAIN PAYMENTS......................................  25
     SECTION 5.21.  INTELLECTUAL PROPERTY.................................  25
     SECTION 5.22.  CONTRACTS.............................................  26
     SECTION 5.23.  INFORMATION SYSTEMS...................................  26
     SECTION 5.24.  REGULATION OF BUSINESS................................  26
     SECTION 5.25.  NO BUSINESS...........................................  26
     SECTION 5.26.  TAX MATTERS...........................................  26
     SECTION 5.27.  BOARD RECOMMENDATION..................................  26
ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER.......................  27
     SECTION 6.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.  27
     SECTION 6.02.  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER......  29
     SECTION 6.03.  NO SOLICITATION.......................................  30
ARTICLE VII.  ADDITIONAL AGREEMENTS.......................................  31
     SECTION 7.01.  HSR ACT; ETC..........................................  31
     SECTION 7.02.  PREPARATION OF THE PROSPECTUS/PROXY STATEMENT.........  31
     SECTION 7.03.  STOCKHOLDER APPROVAL..................................  32
     SECTION 7.04.  ACCESS TO INFORMATION; CONFIDENTIALITY................  33
     SECTION 7.05.  CONSENTS; APPROVALS...................................  34
     SECTION 7.06.  INDEMNIFICATION AND INSURANCE.........................  34
     SECTION 7.07.  EMPLOYMENT AND BENEFIT MATTERS........................  35
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                                     -iii-
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     SECTION 7.08.  NOTIFICATION OF CERTAIN MATTERS.......................  35
     SECTION 7.09.  FURTHER ACTION........................................  36
     SECTION 7.10.  PUBLIC ANNOUNCEMENTS..................................  36
     SECTION 7.11.  CONVEYANCE TAXES......................................  36
     SECTION 7.12.  NASDAQ LISTING........................................  36
     SECTION 7.13.  NO ACQUISITION SUB BUSINESS...........................  36
     SECTION 7.14.  NEGOTIATIONS WITH MINORITY AFFILIATE..................  36
     SECTION 7.15.  ACCOUNTING AND TAX MATTERS............................  37
     SECTION 7.16.  REGISTRATION RIGHTS...................................  37
ARTICLE VIII.  CONDITIONS TO THE MERGER...................................  37
     SECTION 8.01.  CONDITIONS TO OBLIGATION OF EACH PARTY
                    TO EFFECT THE MERGER..................................  37
     SECTION 8.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT........  38
     SECTION 8.03.  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY....  39
ARTICLE IX.  TERMINATION..................................................  40
     SECTION 9.01.  TERMINATION...........................................  40
     SECTION 9.02.  EFFECT OF TERMINATION.................................  42
     SECTION 9.03.  FEES AND EXPENSES.....................................  44
ARTICLE X.  GENERAL PROVISIONS............................................  44
     SECTION 10.01.  EFFECTIVENESS OF REPRESENTATIONS,
                     WARRANTIES AND AGREEMENTS, ETC.......................  44
     SECTION 10.02.  NOTICES..............................................  45
     SECTION 10.03.  CERTAIN DEFINITIONS..................................  46
     SECTION 10.04.  AMENDMENT............................................  47
     SECTION 10.05.  WAIVER...............................................  47
     SECTION 10.06.  HEADINGS.............................................  47
     SECTION 10.07.  SEVERABILITY.........................................  47
     SECTION 10.08.  ENTIRE AGREEMENT.....................................  48
     SECTION 10.09.  ASSIGNMENT...........................................  48
     SECTION 10.10.  PARTIES IN INTEREST..................................  48
     SECTION 10.11.  FAILURE OR INDULGENCE NOT WAIVER;
                     REMEDIES CUMULATIVE..................................  48
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                                      -iv-
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     SECTION 10.12.  GOVERNING LAW........................................  48
     SECTION 10.13.  COUNTERPARTS.........................................  48
     SECTION 10.14.  CONSENT TO JURISDICTION..............................  48

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                               INDEX OF EXHIBITS

EXHIBIT A Form of Affiliate Letter
EXHIBIT B Form of Company Stockholder Agreement
EXHIBIT C Registration Rights



                              INDEX OF SCHEDULES*

SCHEDULE 4.01(b)      Certificate of Incorporation and By-Laws of the Company
SCHEDULE 4.03(a)      Capitalization
SCHEDULE 4.03(b)      Conversion Rights
SCHEDULE 4.03(c)      Minority Affiliates
SCHEDULE 4.04(a)      Contracts
SCHEDULE 4.04(b)      Defaults
SCHEDULE 4.04(c)      Conflicts
SCHEDULE 4.05(a)      Compliance with Laws and Agreements
SCHEDULE 4.05(b)      Permits
SCHEDULE 4.06         Company SEC Reports
SCHEDULE 4.07(a)-(g)  Absence of Certain Changes
SCHEDULE 4.08         Liabilities
SCHEDULE 4.09         Litigation
SCHEDULE 4.10         ERISA Matters
SCHEDULE 4.11         Labor Matters
SCHEDULE 4.13         Title to Property
SCHEDULE 4.14         Taxes
SCHEDULE 4.15         Environmental Matters
SCHEDULE 4.18         Brokers
SCHEDULE 4.21         Intellectual Property Rights
SCHEDULE 4.22(a)      Change of Control Provisions
SCHEDULE 4.22(b)      Affiliate Contracts
SCHEDULE 5.01(b)      Articles of Incorporation and By-Laws of Parent and
                        Acquisition Sub
SCHEDULE 5.03(a)      Capitalization
SCHEDULE 5.03(b)      Conversion Rights
SCHEDULE 5.04(a)      Contracts
SCHEDULE 5.04(b)      Defaults
SCHEDULE 5.04(c)      Conflicts

SCHEDULE 5.05(a)      Compliance with Laws and Agreements
SCHEDULE 5.05(b)      Permits
SCHEDULE 5.06         Parent SEC Reports
SCHEDULE 5.07(a)-(f)  Absence of Certain Changes
SCHEDULE 5.08         Liabilities
SCHEDULE 5.09         Litigation
SCHEDULE 5.10         ERISA Matters
SCHEDULE 5.11         Labor Matters
SCHEDULE 5.13         Title to Property
SCHEDULE 5.14         Taxes
SCHEDULE 5.15         Environmental Matters
SCHEDULE 5.18         Brokers
SCHEDULE 5.21         Intellectual Property Rights
SCHEDULE 5.22         Change of Control Provisions
SCHEDULE 6.01         Conduct of Business by the Company
SCHEDULE 6.02         Conduct of Business by Parent
SCHEDULE 7.08         Benefit Plans

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant has omitted all schedules and similar attachments to the Merger Agreement. The registrant agrees to furnish copies of all such schedules and similar attachments to the Commission upon request.

                              INDEX OF DEFINITIONS

DEFINITION                                    SECTION

"1996 Company Balance Sheet"................  Section 4.08
"1996 Parent Balance Sheet".................  Section 5.08
"Acquisition Proposal"......................  Section 6.03(a)
"Acquisition Sub Common Stock"..............  Section 3.02
"Acquisition Sub"...........................  Introduction
"affiliate".................................  Section 10.03(a)
"Agreement".................................  Introduction
"Alternative Transaction"...................  Section 9.01
"Antitrust Division"........................  Section 7.01
"Average Closing Price".....................  Section 3.01(a)
"beneficial owner"..........................  Section 10.03(b)
"Benefit Plan"..............................  Section 7.07
"Blue Sky Laws".............................  Section 4.04(d)
"business day"..............................  Section 10.03(c)
"Certificate of Merger".....................  Section 2.07
"Certificate"...............................  Section 3.04(b)
"Closing Date"..............................  Section 2.02
"Closing"...................................  Section 2.02
"Code"......................................  Section 3.04(f)
"Company Common Stock"......................  Section 3.01(a)
"Company Employee Plans"....................  Section 4.10
"Company Permits"...........................  Section 4.05(b)
"Company SEC Reports".......................  Section 4.06(a)
"Company Stock Option Plans"................  Section 3.08(a)
"Company Stockholder Agreements"............  Section 4.27
"Company Stockholders Meeting"..............  Section 4.12
"Company"...................................  Introduction
"Confidentiality Letter"....................  Section 7.04
"control"...................................  Section 10.03(d)
"Determination Date"........................  Section 3.01(a)
"Effective Time"............................  Section 2.07
"Environmental Laws"........................  Section 4.15
"ERISA".....................................  Section 4.10
"Exchange Act"..............................  Section 4.04(a)
"Exchange Agent"............................  Section 3.04(a)
"Exchange Ratio"............................  Section 3.01(a)
"Excluded Shares"...........................  Section 3.01(b)
"FTC".......................................  Section 7.01
"GCL".......................................  Section 2.01
"generally accepted accounting principles"..  Section 10.03(e)
"HSR Act"...................................  Section 4.04(d)

"Indemnified Parties".......................  Section 7.06(b)
"Intellectual Property Rights"..............  Section 4.21
"IRS".......................................  Section 4.10
"Large Stockholder".........................  Section 7.16
"Laws"......................................  Section 4.04(c)
"Liens".....................................  Section 4.03(a)
"Material Adverse Effect"...................  Section 10.03(f)
"Maximum Average Closing Price".............  Section 3.01(a)
"Merger Consideration"......................  Section 3.04(b)
"Merger"....................................  Introduction
"Minimum Average Closing Price".............  Section 3.01(a)
"Minority Affiliate"........................  Section 4.03(c)
"NASDAQ"....................................  Section 3.01(a)
"Option"....................................  Section 3.08(a)
"Parent Common Stock".......................  Section 3.01(a)
"Parent Employee Plans".....................  Section 5.10
"Parent Expenses"...........................  Section 9.02(b)
"Parent Fee"................................  Section 9.02(b)
"Parent Permits"............................  Section 5.05(b)
"Parent SEC Reports"........................  Section 5.06(a)
"Parent Stockholders Meeting"...............  Section 5.12
"Parent"....................................  Introduction
"PBGC"......................................  Section 4.10
"person"....................................  Section 10.03(g)
"Prior Agreement"...........................  Section 4.04(b)
"Prospectus/Proxy Statement"................  Section 4.12
"S-4 Registration Statement"................  Section 4.12
"SEC".......................................  Section 4.06
"Securities Act"............................  Section 4.04(d)
"Shares"....................................  Section 3.01(a)
"Significant Subsidiary"....................  Section 4.01(a)
"Subsidiary"................................  Section 4.01(a)
"Surviving Corporation Common Stock"........  Section 3.02
"Surviving Corporation".....................  Section 2.01
"Tax Opinion"...............................  Section 8.01(d)
"Tax Returns"...............................  Section 4.14(a)
"Tax" or "Taxes"............................  Section 4.14(a)
"Third Party"...............................  Section 9.01
"Threshold Price"...........................  Section 9.01(h)
"UK Purchase Agreement".....................  Section 8.02(c)
"Xpedite Germany............................  Section 6.01
"Xpedite"...................................  Introduction
"XSL".......................................  Section 8.02(c)

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of November 13, 1997, is entered into by and among PREMIERE TECHNOLOGIES, INC., a Georgia corporation ("PARENT"), NETS ACQUISITION CORP., a Delaware corporation ("ACQUISITION SUB"), and XPEDITE SYSTEMS, INC., a Delaware corporation (the "COMPANY" or "XPEDITE").

     WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company, and, in the case of Acquisition Sub, the sole stockholder of Acquisition Sub, have approved the merger of Acquisition Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Parent, Acquisition Sub and the Company agree as follows:


                                  ARTICLE I.

                            [INTENTIONALLY OMITTED]


                                  ARTICLE II.

                                  THE MERGER
                                  ----------

     SECTION 2.01.  THE MERGER.  In accordance with the provisions of this
                    ----------
Agreement and the General Corporation Law of the State of Delaware, as amended (the "GCL"), at the Effective Time (as defined in SECTION 2.07), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"). At the Effective Time, the separate existence of Acquisition Sub shall cease.

     SECTION 2.02.  CLOSING.  The closing of the Merger (the "CLOSING")
                    -------
will take place as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VIII (the "CLOSING DATE") at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, NY 10022, unless another date or place is agreed to in writing by the parties hereto (taking into account the provisions of SECTION 9.01(i)).

     SECTION 2.03.  CERTIFICATE OF INCORPORATION.  As of the Effective
                    ----------------------------
Time, the Certificate of Incorporation of the Company immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law or in such Certificate of Incorporation.

     SECTION 2.04.  BY-LAWS.  The By-Laws of Acquisition Sub as in effect
                    -------
at the Effective Time shall be the By-Laws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

     SECTION 2.05.  DIRECTORS.  The directors of Acquisition Sub at the
                    ---------
Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 2.06.  OFFICERS.  The officers of the Company at the Effective
                    --------
Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 2.07.  EFFECTIVE TIME.  The Merger shall become effective at
                    --------------
the time of filing of a certificate of merger reflecting the Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the GCL. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The time when the Merger becomes effective is herein referred to as the "EFFECTIVE TIME."


                                 ARTICLE III.

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
              --------------------------------------------------


     SECTION 3.01.  EFFECT ON COMPANY COMMON STOCK.
                    ------------------------------

     (a) Except as otherwise provided herein, each share of common stock, par value $.01 per share of the Company (each, a "SHARE" or collectively, the "SHARES" or the "COMPANY COMMON STOCK") actually issued and outstanding immediately prior to the Effective Time (except for the Excluded Shares) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for that multiple of a share (rounded to the nearest one-thousandth of a share) of the common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") obtained by dividing $34.00 by the Average Closing Price (as defined below) (as the same may be adjusted pursuant to this Agreement, the "EXCHANGE RATIO"). "AVERAGE CLOSING PRICE" shall mean the average of the daily last sale prices for the shares of Parent Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market ("NASDAQ") (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent and the Company) ending at the close of trading on the trading day immediately preceding the date of the Company Stockholders Meeting (the "DETERMINATION DATE")); provided, that for purposes of this SECTION 3.01, the Average Closing Price shall be deemed to equal $27.20 (the "MINIMUM AVERAGE CLOSING PRICE") in the event the actual Average Closing Price is less than the Minimum Average Closing Price and shall be deemed to equal $39.20 (the "MAXIMUM AVERAGE CLOSING PRICE") in the event the actual Average Closing Price is greater than the Maximum Average Closing Price.

     (b) Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time (the "EXCLUDED SHARES") shall, at the Effective Time, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

     (c) In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been finally determined and prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect the effects of such stock split, stock dividend or recapitalization. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the date on which the Exchange Ratio is finally determined, the Average Closing Price, the Minimum Average Closing Price, the Maximum Average Closing Price and the Threshold Price (as hereinafter defined) shall be appropriately adjusted to reflect the effects of such stock split, stock dividend or recapitalization.

     SECTION 3.02.  CONVERSION OF ACQUISITION SUB COMMON STOCK.  Each share of
                    ------------------------------------------
common stock, par value $.01 per share, of Acquisition Sub (the "ACQUISITION SUB COMMON STOCK") issued and outstanding at the Effective Time shall, at the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of the common stock of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"). From and after the Effective Time, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

     SECTION 3.03.  FRACTIONAL SHARES.  Notwithstanding any other provision of
                    -----------------
this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the market value of one share of Parent Common Stock at the Effective Time. The market value of one share of Parent Common Stock at the Effective Time shall be the last sale price of such common stock on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     SECTION 3.04.  EXCHANGE PROCEDURES.
                    -------------------

     (a) Prior to the Effective Time, the Company and Parent jointly shall select a bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT").

     (b) As soon as reasonably practicable after the Effective Time, Parent shall mail or cause the Exchange Agent to mail to each holder of record entitled to the Merger Consideration, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the Surviving Corporation, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for consideration provided in SECTION 3.01 (the "MERGER CONSIDERATION") to which such holder is entitled. Upon the proper surrender of a Certificate to the Exchange Agent, together with such letter of transmittal and any additional documentation as Parent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, together with all undelivered dividends or distributions in respect of the shares of Parent Common Stock so issuable (without interest thereon), and the Certificate so surrendered shall forthwith be canceled. If any Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment of such Merger Consideration that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent that such tax has been paid or is not applicable.

     (c) Until surrendered in accordance with the provisions of this SECTION 3.04, from and after the Effective Time, each Certificate (other than Certificates representing Excluded Shares) shall represent for all purposes only the right to receive, upon such surrender, the Merger Consideration into which the Shares represented by such Certificates shall have been converted pursuant to SECTION 3.01, and shall cease to have any rights with respect to the shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law.

     (d) Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of retained Company Common Stock (or dividends or distributions with respect thereto) for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     SECTION 3.05.  STOCK TRANSFER BOOKS.  At the Effective Time, the stock
                    --------------------
transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

     SECTION 3.06.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.  The
                    ---------------------------------------------------
Merger Consideration delivered upon the surrender of a certificate representing Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE III.

     SECTION 3.07.  LOST, STOLEN OR DESTROYED CERTIFICATES.  In the event any
                    --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or any stockholder of Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, the Merger Consideration attributable to such Certificates as may be required pursuant to SECTION 3.04.

     SECTION 3.08.  COMPANY STOCK OPTIONS AND WARRANTS.
                    ----------------------------------

     (a) At the Effective Time, each option and warrant granted by the Company to purchase shares of Company Common Stock, which is outstanding immediately prior thereto (an "OPTION" or, collectively, the "OPTIONS"), granted by the Company under the Company's 1992, 1993 or 1996 Incentive Stock Option Plans or the Officers' Contingent Stock Option Plan (collectively, the "COMPANY STOCK OPTION PLANS") or the Non-Employee Directors' Warrant Plan or otherwise, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Option, in accordance with the terms of the Company Stock Option Plan and stock option or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its Compensation Committee shall be substituted for the Company and the Committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such the Company Stock Option Plan, (ii) each Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash, if so provided under the terms of such Option), (iii) the number of shares of Parent Common Stock subject to such Option shall be equal to the number of whole shares (rounded down to the nearest whole share) of Company Common Stock subject to such Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Option shall be adjusted by dividing the per share exercise price under each such Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this SECTION 3.08(a), each Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Option, within the meaning of Section 424(h) of the Code.

     (b) Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options under any of the Company Stock Option Plans or the Non-Employee Directors' Warrant Plan or otherwise and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section (except for such action that may require the approval of the Company's stockholders).


                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company hereby represents and warrants to Parent as follows:

     SECTION 4.01.  ORGANIZATION AND STANDING.
                    -------------------------

     (a) Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places as it is now being conducted and to own and lease the properties and assets which it now owns or leases, except where the failure of same will not in any case result in a Material Adverse Effect. The Company and each of its Subsidiaries is now duly qualified to transact business and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased by it and the nature of the business conducted by it require such qualification, except where failure to be qualified could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "SUBSIDIARY" of any person is any corporation, partnership, joint venture or other legal entity of which a majority of all outstanding shares of capital stock or other equity interests (the holders of which are ordinarily and generally entitled to vote for the election of the board of directors or other governing body thereof) is owned, directly or indirectly, by such person (either alone or through or together with any other Subsidiary).

     (b) True, correct and complete copies of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and By-Laws of the Company are attached hereto as SCHEDULE 4.01(b).

     SECTION 4.02.  AUTHORITY AND STATUS.
                    --------------------

     (a) The Company has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) This Agreement has been approved by the Board of Directors of the Company in accordance with the GCL and except for the approval of the stockholders of the Company, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (c) This Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

     SECTION 4.03.  CAPITALIZATION.
                    --------------

     (a) The authorized capital stock of the Company consists of (i) fifteen million (15,000,000) shares of common stock, par value $.01 per share, of which 8,997,105 Shares were issued and outstanding and 72,000 Shares were held in the Company's treasury as of October 31, 1997; (ii) one million (1,000,000) shares of preferred stock, par value $.01 per share, of which none are outstanding or held in the Company's treasury as of October 31, 1997; and (iii) as of October 31, 1997, 777,851 and 136,832 Shares reserved for future issuance pursuant to outstanding stock options and warrants under the Company Stock Option Plans and the Non-Employee Directors' Warrant Plan together with certain other warrant awards, respectively. All of the issued and outstanding capital stock of the Company is validly issued, fully paid and non-assessable. All of the outstanding capital stock of each of the Company's Subsidiaries is owned directly or indirectly by the Company free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, mortgages, indentures or easements (collectively, "LIENS") of any nature, except as disclosed on SCHEDULE 4.03(a).

     (b) Except as set forth in SECTION 4.03(a) or on SCHEDULE 4.03(b), there are no other shares of capital stock of the Company or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for shares of capital stock of the Company or any of its Subsidiaries, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings, arrangements or claims of any character by which the Company or any of its Subsidiaries is or may become bound to issue, transfer, sell, repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any such shares or other ownership interest.

     (c) SCHEDULE 4.03(c) sets forth a complete and accurate list of entities (each, a "MINORITY AFFILIATE"), other than the Company's Subsidiaries, of which the Company owns equity securities (as defined in Rule 3a-11 promulgated under the Exchange Act (as hereinafter defined)), including, as to each Minority Affiliate, its name, its jurisdiction of incorporation, formation or organization and its capitalization (including the identity of each stockholder or owner of equity securities or other securities and the number of shares or other securities held thereby). None of the Company or any of its Subsidiaries has entered into any commitment, contract or agreement to provide equity financing to any other person or entity.

     SECTION 4.04.  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.
                    ------------------------------------------

     (a) The exhibit index to the Company's most recently filed Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q and any Current Reports on
Form 8-K filed since such Annual Report on Form 10-K, as supplemented by
SCHEDULE 4.04(a), include each agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to Parent on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

     (b) Except as disclosed in SCHEDULE 4.04(b), (i) neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in SECTION 4.04(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in SECTION 4.04(a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in SECTION 4.04(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not constitute a Material Adverse Effect.

     (c) Except as set forth in SCHEDULE 4.04(c), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its Subsidiaries, (ii) conflict with or violate in any material respect any federal, foreign, state, local or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Company's or any of its Subsidiaries' rights or materially alter the rights or obligations of any third party under, or give to others any material rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected. The only obligations of the Company under that certain Agreement and Plan of Merger, dated as of August 8, 1997, by and between Xpedite Acquisition Corp. and the Company (the "PRIOR AGREEMENT"), are the obligations set forth in Sections 7.04, 9.02 and 9.03 of the Prior Agreement.

     (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the premerger notification requirements of the European Community and other requirements of foreign jurisdictions and the filing and recordation of the Certificate of Merger or other documents as required by the GCL.

     SECTION 4.05.  COMPLIANCE; PERMITS.
                    -------------------

     (a) Except as disclosed in SCHEDULE 4.05(a), neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation in any material respect of, (i) any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, tariff or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii), for any such conflicts, defaults or violations which do not constitute a Material Adverse Effect.

     (b) Except as disclosed in SCHEDULE 4.05(b), the Company and its Subsidiaries hold all permits, licenses, franchises, easements, variances, exemptions, consents, certificates, authorizations, orders and approvals from domestic and foreign governmental and regulatory authorities which are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"), and the Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     SECTION 4.06.  SEC FILINGS; FINANCIAL STATEMENTS.
                    ---------------------------------

     (a) The Company has filed all forms, reports and documents required to be filed with the United States Securities and Exchange Commission (the "SEC") and has made available to Parent (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by the Company with the SEC since January 1, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since January 1, 1997, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC ((i)(iv) collectively, the "COMPANY SEC REPORTS"). Except as disclosed in
SCHEDULE 4.06, the Company SEC Reports (a) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 4.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth
                    ------------------------------------
in SCHEDULE 4.07(a) through SCHEDULE 4.07(g) or Company SEC Reports filed prior to the date of this Agreement, since December 31, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of its Subsidiaries; (c) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect or that would constitute a Material Adverse Effect if not covered by insurance; (d) any material change by the Company in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (e) any material revaluation by the Company of any of its or any of its Subsidiaries' assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business; (f) any sale, pledge, disposition of or encumbrance upon any assets of the Company or any of its Subsidiaries (except
(i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of other assets not in excess of $100,000 in the aggregate); or
(g) any other action or event that would have required the consent of Parent pursuant to SECTION 6.01 had such event occurred after the date of this Agreement.

     SECTION 4.08.  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
                    --------------------------
SCHEDULE 4.08, neither the Company nor any of its Subsidiaries has any material liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1996 included in the Company's 1996 Annual Report on Form 10-K (the "1996 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Company Balance Sheet, (c) incurred since December 31, 1996 in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

     SECTION 4.09.  ABSENCE OF LITIGATION.  Except as set forth in SCHEDULE
                    ---------------------
4.09, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that if determined adversely to the Company, would be reasonably likely to constitute a Material Adverse Effect.

     SECTION 4.10.  EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.  Except in
                    ---------------------------------------------
each case as set forth in SCHEDULE 4.10, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1975, as amended ("ERISA") and Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of ERISA, any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "COMPANY EMPLOYEE PLANS") which could result in any liability of the Company or any of its Subsidiaries; (ii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of any Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal

(including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any of its Subsidiaries; (vii) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course), (viii) none of the Company or any of its Subsidiaries is a party to any employment, consulting or similar agreement; and (ix) none of the Company or any of its Subsidiaries is or will be liable for any severance or other payments to any of its employees as a result of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.11.  LABOR MATTERS.  Except as set forth in SCHEDULE 4.11: (i)
                    -------------
there are no claims or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which claims or proceedings constitute a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(iii) neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

     SECTION 4.12.  INFORMATION SUPPLIED.  The information supplied or to be
                    --------------------
supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed by Parent with the SEC in connection with the Merger, including the definitive joint proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof (the "S-4 REGISTRATION STATEMENT"), will not, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendments or supplements thereto, will not, on the date the Prospectus/Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders in connection with the meeting of the Company stockholders to consider the Merger (the "COMPANY STOCKHOLDERS MEETING"), at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Prospectus/Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or any of its representatives which is contained or incorporated by reference in any of the foregoing documents.

     SECTION 4.13.  TITLE TO PROPERTY.  Except as set forth in SCHEDULE 4.13,
                    -----------------
the Company and each of its Subsidiaries have good and defensible title to all of their properties and assets, free and clear of all material liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any of its Subsidiaries; and, all leases pursuant to which the Company or any of its Subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     SECTION 4.14.  TAXES.
                    -----

     (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Other than as disclosed in SCHEDULE 4.14, (i) the Company and its Subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, (ii) the Company and its Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other material Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required. Except as does not involve or would not result in material liability to the Company or any of its
Subsidiaries: (i) there are no tax liens on any assets of the Company or any Subsidiary thereof; and (ii) neither the Company nor any of its Subsidiaries has been granted a waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1996 Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis, and the accrual and reserves for

Taxes (including deferred taxes) reflected in the books and records of the Company as at the last day of the Company's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis.

     (c) Other than as disclosed in SCHEDULE 4.14, (i) all Tax Returns filed with respect to Tax years of the Company and each of the Subsidiaries through the Tax year ended December 31, 1992 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (ii) to the knowledge of the Company, there is no claim, audit, action, suit, proceeding, or investigation now pending against or with respect to the Company or any Subsidiary in respect of any Tax; (iii) there are no written requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any taxing authority; (iv) neither the Company nor any Subsidiary will be required to include any adjustment in taxable income for any Tax period following the Closing under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Tax period prior to the Closing or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company or any Subsidiary for any Tax period prior to the Closing; (v) all material Taxes that the Company or any Subsidiary is, or was, required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing authority;
(vi) the Company is not a U.S. real property holding corporation, as defined under Section 897(c)(2) of the Code; and (vii) there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of the transactions contemplated by this Agreement could give rise to the payment of any amount that would not be deductible by the Company or any Subsidiary by reason of Section 280G of the Code.

     SECTION 4.15.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE
                    ---------------------
4.15, the Company and each of its Subsidiaries: (i) have obtained all material approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or its Subsidiaries or their respective agents; (ii) are in compliance in all material respects with all terms and conditions of such required approvals, and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries (or any of their respective agents) thereunder.

     SECTION 4.16.  INSURANCE.  The Company maintains fire and casualty, general
                    ---------
liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards.

     SECTION 4.17.  OPINION OF FINANCIAL ADVISOR.  The Company has been advised
                    ----------------------------
by its financial advisor, Merrill Lynch & Co., that in its opinion, as of the date hereof, the Merger Consideration set forth herein is fair to the holders of shares of Company Common Stock from a financial point of view.

     SECTION 4.18.  BROKERS.  Except as set forth in SCHEDULE 4.18, no broker,
                    -------
finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries or affiliates. The fees and expenses of the entities listed on SCHEDULE 4.18 will be paid by the Company. The Company has heretofore furnished to Acquisition Sub a complete and correct copy of all agreements between the Company and the entities listed on SCHEDULE 4.18 pursuant to which such entities would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 4.19.  BOOKS AND RECORDS.  The books of account, minute books,
                    -----------------
stock record books, and other records of the Company and its Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company and its Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.

     SECTION 4.20.  CERTAIN PAYMENTS.  Since June 17, 1992, none of the Company
                    ----------------
or any of its Subsidiaries or any director, officer, agent, or employee of, or any other person associated with or acting for or on behalf of, the Company or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any person, private or public, regardless of form, whether in money, property, or services in violation of any Laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any of its Subsidiaries.

     SECTION 4.21.  INTELLECTUAL PROPERTY.  The Intellectual Property Rights (as
                    ---------------------
hereinafter defined) of the Company and its Subsidiaries are listed in SCHEDULE
4.21. Except as set forth in SCHEDULE 4.21, each of the Company and each of its Subsidiaries owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information (collectively, "INTELLECTUAL PROPERTY RIGHTS") used or held for use in connection with its business as currently conducted or as contemplated to be conducted, and, to the knowledge of the Company, there is no assertion or claim challenging the ownership or validity of any of the foregoing. Except as set forth in SCHEDULE 4.21, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict with any Intellectual Property Rights of any third party. To the knowledge of the Company, there are no infringements of any Intellectual Property Rights used or held for use in connection with the business of the Company and its Subsidiaries.

     SECTION 4.22.  CONTRACTS.
                    ---------

     (a) Except as set forth on SCHEDULE 4.22(a), none of the Company or any of its Subsidiaries is a party to or is bound by any employment agreement, telecommunications agreement, vendor agreement, credit agreement, mortgage or indenture, or any material joint venture agreement which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon, or (ii) will be subject to termination or cancellation as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby.

     (b) Except as set forth on SCHEDULE 4.22(b), (i) none of the Company or any of its Subsidiaries is a party to any agreement with any beneficial owner of 5% or more of the capital stock of, or any executive officer or director of, the Company or any of its Subsidiaries or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such person, (ii) no officer or director of the Company or any of its Subsidiaries or any associate of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of the Company or any of its Subsidiaries and (iii) none of the Company or any of its Subsidiaries is a party to any agreement with any of the Company's Minority Affiliates or XSL.

     SECTION 4.23.  INFORMATION SYSTEMS.  The Company's computer and software
                    -------------------
systems (including backup systems) are fully operational, and, to the best of the Company's knowledge, there has been no material malfunction or other material problem with such systems.

     SECTION 4.24.  REGULATION OF BUSINESS.  To the best knowledge of the
                    ----------------------
Company's management, there has not been any change or proposed change in any Laws which has resulted in or is reasonably likely to result in the regulation of the business of the Company or any of its Subsidiaries by the Federal Communications Commission or any other foreign, federal, state or local governmental agency or other governing body, the compliance with which would have a material cost to the Company or an adverse impact on the business of the Company.

     SECTION 4.25.  TAX MATTERS.  Neither the Company nor any of its
                    -----------
Subsidiaries nor any affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     SECTION 4.26.  STATE TAKEOVER LAWS.  Each of the Company and its
                    -------------------
Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, including Section 203 of the GCL.

     SECTION 4.27.  STOCKHOLDER VOTING AGREEMENTS.  Each of the directors of the
                    -----------------------------
Company and those holders of 5% or more of the outstanding shares of Company Common Stock listed in EXHIBIT B has executed and delivered to Parent an agreement in substantially the form of EXHIBIT B (the "COMPANY STOCKHOLDER AGREEMENTS").

     SECTION 4.28.  BOARD RECOMMENDATION.  The Board of Directors of the
                    --------------------
Company, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office, other than Roy B. Andersen, Jr., who did not attend or vote at such meeting due to a potential conflict of interest) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Stockholder Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders and (ii) resolved to recommend that the holders of the shares of the Company Common Stock adopt this Agreement.


                                   ARTICLE V.

                              REPRESENTATIONS AND
                   WARRANTIES OF PARENT AND ACQUISITION SUB.
                   ----------------------------------------

     Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

     SECTION 5.01.  ORGANIZATION AND STANDING.
                    -------------------------

     (a) Each of Parent and its Subsidiaries, including, but not limited to, Acquisition Sub, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places as it is now being conducted and to own and lease the properties and assets which it now owns or leases, except where the failure of same will not in any case result in a Material Adverse Effect. Each of Parent and its Subsidiaries, including, but not limited to, Acquisition Sub, is now duly qualified to transact business and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased by it and the nature of the business conducted by it require such qualification, except where failure to be qualified could not reasonably be expected to have a Material Adverse Effect.

     (b) True, correct and complete copies of the Articles of Incorporation, as amended, certified by the Secretary of State of the State of Georgia, and the Amended and Restated By-Laws of Parent and the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and By-Laws of Acquisition Sub, in each case as of the date hereof, are attached hereto as
SCHEDULE 5.01(b).

     SECTION 5.02.  AUTHORITY AND STATUS.
                    --------------------

     (a) Each of Parent and Acquisition Sub has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) This Agreement has been approved by the respective Boards of Directors of Parent and Acquisition Sub and by the sole stockholder of Acquisition Sub in accordance with the GCL and, except for the approval of the issuance of shares of Parent Common Stock by the stockholders of Parent, no other corporate proceeding on the part of either Parent or Acquisition Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     (c) This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and is a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

     SECTION 5.03.  CAPITALIZATION.
                    --------------

     (a) The authorized capital stock of Parent consists of (i) 150,000,000 shares of common stock, par value $.01 per share, of which 32,235,160 shares (which includes 402,748 shares of exchangeable non-voting shares of Voice-Tel Canada Limited, a Subsidiary of Parent) were issued and outstanding as of November 2, 1997; (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which one share, which has been designated "Series B Voting Preferred Stock," par value $.01 per share, was outstanding as of November 2, 1997; and
(iii) 10,389,362 shares of Parent Common Stock reserved as of November 2, 1997, for future issuance pursuant to outstanding stock options under Parent's stock option plans or other arrangements. All of the issued and outstanding capital stock of Parent is validly issued, fully paid and non-assessable, and all of the shares of Parent Common Stock issuable pursuant to this Agreement is validly issued and, when issued in accordance with the provisions of this Agreement, will be fully paid and non-assessable. All of the outstanding capital stock of each of Parent's Subsidiaries is owned directly or indirectly by Parent free and clear of all Liens of any nature, except as disclosed on SCHEDULE 5.03(a).

     (b) Except as set forth in SECTION 5.03(a) or on SCHEDULE 5.03(b), there are no other shares of capital stock of Parent, or securities convertible into or exchangeable or exercisable for shares of capital stock of Parent or any of Parent's Subsidiaries, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings, arrangements or claims of any character by which Parent or any of Parent's Subsidiaries is or may become bound to issue, transfer, sell, repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest of Parent or any of Parent's Subsidiaries, or any securities convertible into or exchangeable or exercisable for any such shares or other ownership interest.

     SECTION 5.04.  NO CONFLICT, REQUIRED FILINGS AND CONSENTS.
                    ------------------------------------------

     (a) The exhibit index to Parent's most recently filed Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed since such Annual Report on Form 10-K, as supplemented by SCHEDULE 5.04(a), include each agreement, contract or other instrument (including all amendments thereto) to which Parent or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement, and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Parent has made available to the Company on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

     (b) Except as disclosed in SCHEDULE 5.04(b), (i) neither Parent nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in SECTION 5.04(a), (ii) to the best knowledge of Parent, no other party to any of the agreements, contracts or other instrument referred to in SECTION 5.04(a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in SECTION 5.04(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not constitute a Material Adverse Effect.

     (c) Except as set forth in SCHEDULE 5.04(c), the execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Parent or the organizational documents of any of its Subsidiaries, (ii) conflict with or violate in any material respect any Laws applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair Parent's or any of its Subsidiaries' rights or materially alter the rights or obligations of any third party under, or give to others any material rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected.

     (d) The execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the premerger notification requirements of the European Community and other requirements of foreign jurisdictions and the filing and recordation of the Certificate of Merger or other documents as required by the GCL.

     SECTION 5.05.  COMPLIANCE; PERMITS.
                    -------------------

     (a) Except as disclosed in SCHEDULE 5.05(a), neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation in any material respect of, (i) any Law applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, tariff or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii), for any such conflicts, defaults or violations which do not constitute a Material Adverse Effect.

     (b) Except as disclosed in SCHEDULE 5.05(b), Parent and its Subsidiaries hold all permits, licenses, franchises, easements, variances, exemptions, consents, certificates, authorizations, orders and approvals from domestic and foreign governmental and regulatory authorities which are material to the operation of the business of Parent and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"), and Parent and its Subsidiaries are in compliance in all material respects with the terms of Parent Permits.

     SECTION 5.06.  SEC FILINGS; FINANCIAL STATEMENTS.
                    ---------------------------------

     (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has made available to the Company (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by Parent with the SEC since January 1, 1997,
(iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1997, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC ((i)(iv) collectively, the "PARENT SEC REPORTS"). Except as disclosed in SCHEDULE 5.06, the Parent SEC Reports (a) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 5.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth
                    ------------------------------------
in SCHEDULE 5.07(a) through SCHEDULE 5.07(f) or Parent SEC Reports filed prior to the date of this Agreement, since December 31, 1996, Parent has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or By-Laws of Parent; (c) any damage to, destruction or loss of any asset of Parent or any of its Subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect or that would constitute a Material Adverse Effect if not covered by insurance; (d) any material change by Parent in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (e) any revaluation by Parent or any of its Subsidiaries of any of its or any of its Subsidiaries' assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business; or (f) any other action or event that would have required the consent of the Company pursuant to SECTION 6.02 had such event occurred after the date of this Agreement.

     SECTION 5.08.  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
                    --------------------------
SCHEDULE 5.08, the Parent SEC Reports, or on any other SCHEDULE referred to in this Article 5, neither Parent nor any of its Subsidiaries has any material liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Parent's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1996 included in Parent's 1996 Annual Report on Form 10-K as amended by Parent's Current Report on Form 8-K, dated September 26, 1997 (the "1996 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Parent Balance Sheet, (c) incurred since December 31, 1996 in the ordinary course of business consistent with past practice or (d) incurred in connection with this Agreement.

     SECTION 5.09.  ABSENCE OF LITIGATION.  Except as set forth in SCHEDULE
                    ---------------------
5.09, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that if determined adversely to Parent, would be reasonably likely to constitute a Material Adverse Effect.

     SECTION 5.10.  EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.  Except in
                    ---------------------------------------------
each case as set forth in SCHEDULE 5.10, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of ERISA, any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "PARENT EMPLOYEE PLANS") which could result in any liability of Parent or any of its Subsidiaries; (ii) all Parent Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, PBGC, IRS or Secretary of the Treasury), and Parent and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of Parent Employee Plans; (iii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Parent Employee Plan pursuant to Section 412 of the Code, or the terms of any Parent Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for Parent or any of its Subsidiaries; and (vii) neither Parent nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course).

     SECTION 5.11.  LABOR MATTERS.  Except as set forth in SCHEDULE 5.11: (i)
                    -------------
there are no claims or proceedings pending or, to the knowledge of Parent or any of its Subsidiaries, threatened, between Parent or any of its Subsidiaries and any of their respective employees, which claims or proceedings constitute a Material Adverse Effect; (ii) neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries, nor does Parent or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its Subsidiaries.

     SECTION 5.12.  INFORMATION SUPPLIED.  The information supplied or to be
                    --------------------
supplied by Parent for inclusion or incorporation by reference in (i) the S-4 Registration

Statement will not, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendments or supplements thereto, will not, on the date the Prospectus/Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders in connection with the meeting of Parent stockholders to consider the issuance of shares of Parent Common Stock pursuant to this Agreement (the "PARENT STOCKHOLDERS MEETING"), at the time of Parent Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Subsidiaries or any of their respective affiliates, officers or directors should be discovered by Parent which should be set forth in a supplement to the Prospectus/Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in any of the foregoing documents.

     SECTION 5.13.  TITLE TO PROPERTY.  Except as set forth in SCHEDULE 5.13,
                    -----------------
Parent and each of its Subsidiaries have good and defensible title to all of their properties and assets, free and clear of all material liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Parent or any of its Subsidiaries; and, all leases pursuant to which Parent or any of its Subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     SECTION 5.14.  TAXES.
                    -----

     (a) Other than as disclosed in SCHEDULE 5.14, (i) Parent and its Subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, (ii) Parent and its Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which Parent is maintaining adequate reserves, and (iii) there are no other material Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required. Except as does not involve or would not result in material liability to Parent or any of its Subsidiaries: (i) there are no tax liens on any assets of Parent or any Subsidiary thereof; and (ii) neither Parent nor any of its Subsidiaries has been granted a waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1996 Parent Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis, and the accrual and reserves for Taxes (including deferred taxes) reflected in the books and records of Parent as at the last day of Parent's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis.

     (b) Other than as disclosed in SCHEDULE 5.14, (i) all Tax Returns filed with respect to Tax years of Parent and each of the Subsidiaries through the Tax year ended December 31, 1992 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (ii) to the knowledge of Parent, there is no claim, audit, action, suit, proceeding, or investigation now pending against or with respect to Parent or any Subsidiary in respect of any Tax; (iii) there are no written requests for rulings or determinations in respect of any Tax pending between Parent or any Subsidiary and any taxing authority; (iv) neither Parent nor any Subsidiary will be required to include any adjustment in taxable income for any Tax period following the Closing under
Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Tax period prior to the Closing or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of Parent or any Subsidiary for any Tax period prior to the Closing; and (v) all material Taxes that Parent or any Subsidiary is, or was, required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing authority.

     SECTION 5.15.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE
                    ---------------------
5.15, Parent and each of its Subsidiaries: (i) have obtained all material approvals which are required to be obtained under all Environmental Laws by Parent or its Subsidiaries or their respective agents; (ii) are in compliance in all material respects with all terms and conditions of such required approvals, and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its Subsidiaries (or any of their respective agents) thereunder.

     SECTION 5.16.  INSURANCE.  Parent maintains fire and casualty, general
                    ---------
liability, business interruption, and professional liability insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards.

     SECTION 5.17.  OPINION OF FINANCIAL ADVISOR.  Parent has been advised by
                    ----------------------------
its financial advisor, Prudential Securities Incorporated, that in its opinion, as of the date hereof, the Merger Consideration set forth herein is fair to Parent from a financial point of view.

     SECTION 5.18.  BROKERS.  Except as set forth in SCHEDULE 5.18, no broker,
                    -------
finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its Subsidiaries or affiliates. The fees and expenses of the entities listed on SCHEDULE 5.18 will be paid by Parent.

     SECTION 5.19.  BOOKS AND RECORDS.  The books of account, minute books,
                    -----------------
stock record books, and other records of Parent are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Parent is subject to that Section), including the maintenance of an adequate system of internal controls.

     SECTION 5.20.  CERTAIN PAYMENTS.  Since June 17, 1992, none of Parent or
                    ----------------
any of its Subsidiaries or any director, officer, agent, or employee of, or any other person associated with or acting for or on behalf of, Parent or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any person, private or public, regardless of form, whether in money, property, or services in violation of any Laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Parent or any of its Subsidiaries.

     SECTION 5.21.  INTELLECTUAL PROPERTY.  Except as set forth in SCHEDULE
                    ---------------------
5.21, each of Parent and each of its Subsidiaries owns or possesses adequate licenses or other valid rights to use all Intellectual Property Rights used or held for use in connection with its business as currently conducted or as contemplated to be conducted, and, to the knowledge of Parent, there is no assertion or claim challenging the ownership or validity of any of the foregoing. Except as set forth in SCHEDULE 5.21 and SCHEDULE 5.09, the conduct of the business of Parent and its Subsidiaries as currently conducted does not conflict with any Intellectual Property Rights of any third party. To the knowledge of Parent, there are no infringements of any Intellectual Property Rights used or held for use in connection with the business of Parent and its Subsidiaries.

     SECTION 5.22.  CONTRACTS.  Except as set forth on SCHEDULE 5.22, none of
                    ---------
Parent or any of its Subsidiaries is a party to or is bound by any employment agreement, telecommunications agreement, vendor agreement, credit agreement, mortgage or indenture, or any material joint venture agreement which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon, or (ii) will be subject to termination or cancellation as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.23.  INFORMATION SYSTEMS.  Parent's computer and software systems
                    -------------------
(including backup systems) are fully operational, and, to the best of Parent's knowledge, there has been no material malfunction or other material problem with such systems.

     SECTION 5.24.  REGULATION OF BUSINESS.  To the best knowledge of Parent's
                    ----------------------
management, and except as set forth in the Parent SEC Reports, there has not been any change or proposed change in any Laws which has resulted in or is reasonably likely to result in the regulation of the business of Parent or any of its Subsidiaries by the Federal Communications Commission or any other foreign, federal, state or local governmental agency or other governing body, the compliance with which would have a material cost to Parent or an adverse impact on the business of Parent.

     SECTION 5.25.  NO BUSINESS.  Acquisition Sub was formed solely for the
                    -----------
purpose of effecting the Merger, and has undertaken no business other than in connection with the transactions contemplated by this Agreement.

     SECTION 5.26.  TAX MATTERS.  Neither Parent nor any of its Subsidiaries nor
                    -----------
any affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.27.  BOARD RECOMMENDATION.  The Board of Directors of Parent, at
                    --------------------
a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the other transactions contemplated hereby, taken together, are fair to and in the best interests of the stockholders and (ii) resolved to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock pursuant to this Agreement.


                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

     SECTION 6.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.  The
                    -----------------------------------------------------
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing and except as required by the UK Purchase Agreement, (i) the Company shall conduct its business and shall cause the businesses of its

Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take an action except in, the ordinary course of business and in a manner consistent with past practice, and (ii) the Company shall use all reasonable effort to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as required by the UK Purchase Agreement or as described on SCHEDULE 6.01, neither the Company nor any of its Subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its Subsidiaries;

     (b) issue, sell, dispose of, or, except in connection with any financings in connection with the transactions contemplated by the UK Purchase Agreement and the acquisition of a majority interest in Xpedite Germany, pledge or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock issuable pursuant to stock options which were granted under the Company Stock Option Plans and are outstanding on the date hereof, in accordance with the terms of the Company Stock Option Plans);

     (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, (iii) sales of other assets not in excess of $100,000 in the aggregate, and (iv) in connection with any financings related to the consummation of the transactions contemplated by the UK Purchase Agreement or the acquisition of a majority interest in Xpedite Systems, GmbH ("Xpedite Germany"));

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

     (e) except in connection with the consummation of the transactions contemplated by the UK Purchase Agreement and the acquisition of a majority interest in Xpedite Germany and any financings related thereto (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or any equity interest therein; (ii) incur any indebtedness for borrowed money or issue any debt securities, except for short-term, working capital and commercial paper borrowings not in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole at any one time outstanding incurred in the ordinary course of business consistent with past practice and except for the intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets, in the aggregate, in excess of $1,000,000 per month for the Company and its Subsidiaries taken as a whole; (v) make any loan to, or investment in, any Minority Affiliate or XSL, other than business transactions with Minority Affiliates or XSL in the ordinary course of business; or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this SECTION 6.01;

     (f) (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice and except for increases in salary or wages as provided for in employment agreements; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

     (g) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practice or settle or compromise or amend any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

     (j) offer employment to any person as an officer of the Company, or promote any existing employee to such office;

     (k) settle or agree to a final settlement of any litigation against the Company or any of its Subsidiaries for an amount in excess of $450,000;

     (l) amend or grant waivers or approvals in its discretion under the UK Purchase Agreement (other than converting the purchase price and other dollar denominated provisions contained therein to Pounds Sterling provisions at an agreed upon conversion rate); or

     (m) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 6.01(a) through (l) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 6.02.  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER.  Parent
                    ------------------------------------------------
covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, continue to conduct its business, and cause its Subsidiaries to continue to conduct their respective businesses, in a manner designed in its reasonable judgment, to enhance the long-term value of the Parent Common Stock and the business prospects of Parent and its Subsidiaries and to the extent consistent therewith use all reasonable best efforts to preserve intact the core businesses and goodwill of Parent and its Subsidiaries with their respective present officers, employees, consultants, customers, suppliers and other persons with which Parent or any of its Subsidiaries has significant business relations; provided, that the foregoing shall not prevent Parent or any of its Subsidiaries from acquiring any assets or other businesses or from discontinuing or disposing of any of their respective assets or businesses if such action is, in the judgment of Parent, desirable in the conduct of the business of Parent and such Subsidiaries. By way of amplification and not limitation, except as contemplated by this Agreement or as described on SCHEDULE 6.02, Parent shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the
Company:

     (a) amend or otherwise change the Certificate of Incorporation or By-Laws of Parent in any manner adverse to the holders of Company Common Stock as compared to the current holders of Parent Common Stock;

     (b) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable); or

     (c) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 6.02(a) or (b) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent or Acquisition Sub from performing or cause Parent or Acquisition Sub not to perform their respective covenants hereunder.

     SECTION 6.03.  NO SOLICITATION.
                    ---------------

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, (i) solicit, initiate or encourage or take any other action to facilitate the institution of any inquiries or proposals regarding any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, sale of all or any significant portion of assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transactions involving the Company or any Subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information or assistance to any person in connection with any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this SECTION 6.03(a) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, PROVIDED that the Board of Directors of the Company determines in good faith (after consultation with and based upon the advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties to the Company's stockholders; and PROVIDED, FURTHER, that the Company shall keep Parent informed, on a reasonably current basis, as to the status and details of any such consideration, negotiations or discussions. Nothing contained in this SECTION 6.03 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

     (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in SECTION 6.03(c) and, if reasonably practicable, shall be made prior to furnishing any such information to, or entering into negotiations or discussions with, such person.

     (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act as provided in this SECTION 6.03(c) in order to discharge properly the directors' fiduciary duties to the Company's stockholders, then, PROVIDED that such person has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Parent the Company may provide such person with access to information regarding the Company.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

     (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this SECTION 6.03.


                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 7.01.  HSR ACT; ETC.  As promptly as practicable after the date of
                    ------------
the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act and the legal requirements of the European Community and any other foreign jurisdictions requiring notification in connection with the Merger and the transactions contemplated hereby. The Company and Parent shall respond as promptly as practicable to any inquires received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation and shall respond as promptly as practicable to all inquires and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

     SECTION 7.02.  PREPARATION OF THE PROSPECTUS/PROXY STATEMENT.
                    ---------------------------------------------

     (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC the Prospectus/Proxy Statement and the S-4 Registration Statement and the Company shall cooperate in the preparation and filing of the Prospectus/Proxy Statement and S-4 Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with such actions. Parent and the Company shall use their reasonable best efforts to respond to all SEC comments, to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to cause the Prospectus/Proxy Statement to be mailed to Parent's and the Company's respective stockholders at the earliest practicable date. Parent shall use its reasonable best efforts to take any action required to be taken under the applicable Blue Sky Laws in connection with the issuance of the shares of Parent Common Stock upon consummation of the Merger

     (b) The Company has disclosed in SCHEDULE 7.02(b) all persons whom it reasonably believes is or will be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of EXHIBIT A, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of the Company Common Stock held by such person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Parent Common Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder and, if the Merger is accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of Parent Common Stock issued to such affiliates of the Company in exchange for shares of the Company Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this SECTION 7.02(b) (and Parent shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to affiliates of the Company pursuant to this Agreement to enforce the provisions of this SECTION 7.02(b)).

     SECTION 7.03.  STOCKHOLDER APPROVAL.
                    --------------------

     (a) As soon as practicable after the S-4 Registration Statement is effective, the Company shall call and hold the Company Stockholders Meeting in accordance with applicable laws for the purpose of voting upon the adoption of this Agreement. In connection with the Company Stockholders Meeting, the Board of Directors of the Company shall recommend to its stockholders the approval of the matters submitted for approval at such meeting (subject to the Board of Directors of the Company, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to the Company's stockholders under applicable law), and the Board of Directors and officers of the Company shall use their reasonable best efforts to obtain such stockholders' approval (subject to the Board of Directors of the Company, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the Company's stockholders under applicable law). At the Company Stockholders Meeting, Parent shall cause all of the shares of Company Common Stock for which it holds proxies to vote to be voted in favor of adoption of this Agreement.

     (b) As soon as practicable after the S-4 Registration Statement is effective, Parent shall call and hold the Parent Stockholders Meeting in accordance with applicable laws for the purpose of voting upon the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement. In connection with the Parent Stockholders Meeting, the Board of Directors of Parent shall recommend to its stockholders the approval of the matters submitted for approval (subject to the Board of Directors of Parent, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to Parent's stockholders under applicable law), and the Board of Directors and officers of Parent shall use their reasonable best efforts to obtain such stockholders' approval (subject to the Board of Directors of Parent, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Parent's stockholder under applicable law).

     SECTION 7.04.  ACCESS TO INFORMATION; CONFIDENTIALITY.  Upon reasonable
                    --------------------------------------
notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable best efforts to be released), the Company and Parent shall each (and shall cause each of their Subsidiaries, and in the case of the Company, use commercially reasonable efforts to cause its Minority Affiliates and XSL, to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their Subsidiaries, and in the case of the Company, use commercially reasonable efforts to cause its Minority Affiliates and XSL, to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business (including, in the case of the Company, the business of the Minority Affiliates and XSL), properties and personnel as either Parent or the Company may reasonably request. From and after the date of this Agreement through the Effective Time, the Company shall provide to Parent monthly consolidated statements of operations and cash flows and monthly consolidated balance sheets for the Company and its Subsidiaries and, if the Company receives such statements from its Minority Affiliates or XSL, from such Minority Affiliates or XSL, within 30 days following the end of each calendar month during such period. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter, dated October 26, 1997 (the "CONFIDENTIALITY LETTER") between Parent and the Company. The Company shall use its reasonable best efforts to exercise its rights under confidentiality agreements entered into with persons which were considering an Alternative Transaction (as defined in SECTION 9.01 with respect to the Company to preserve the confidentiality of the information relating to the Company and its Subsidiaries and Minority Affiliates and XSL provided to such persons and their affiliates and representatives.

     SECTION 7.05.  CONSENTS; APPROVALS.  The Company and Acquisition Sub shall
                    -------------------
each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in the Prospectus/Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 7.06.  INDEMNIFICATION AND INSURANCE.
                    -----------------------------

     (a) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

     (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any cost or expense (including attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

     (d) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; PROVIDED that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and PROVIDED, FURTHER, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

     (e) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

     SECTION 7.07.  EMPLOYMENT AND BENEFIT MATTERS.  The Surviving Corporation
                    ------------------------------
shall for a period of one (1) year following the Effective Time maintain the contractual benefit programs identified in SCHEDULE 7.07 (each, a "BENEFIT PLAN"); PROVIDED that nothing herein shall affect the Surviving Corporation's rights to modify or terminate any such Benefit Plan at or after the end of such one (1) year period.

     SECTION 7.08.  NOTIFICATION OF CERTAIN MATTERS.  The Company shall give
                    -------------------------------
prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence and nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED, FURTHER, that failure to give such notice shall not be treated as a breach of covenant for the purposes of SECTIONS 8.02(a) and 8.03(a) unless the failure to give such notice results in material prejudice to the other party.

     SECTION 7.09.  FURTHER ACTION.  Upon the terms and subject to the
                    --------------
conditions hereof each of the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this

Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     SECTION 7.10.  PUBLIC ANNOUNCEMENTS.  Parent and the Company shall consult
                    --------------------
with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, but following consultation with the other party and the use of reasonable best efforts to agree on a mutually satisfactory text, which shall not be unreasonably withheld; PROVIDED that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of NASDAQ, as the case may be.

     SECTION 7.11.  CONVEYANCE TAXES.  Parent and the Company shall cooperate in
                    ----------------
the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

     SECTION 7.12.  NASDAQ LISTING.  Parent shall use its reasonable best
                    --------------
efforts to list, prior to the Effective Time, on the NASDAQ the shares of Parent Common Stock to be issued to the holders of the Company Common Stock pursuant to the Merger, and Parent shall, on a timely basis, give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     SECTION 7.13.  NO ACQUISITION SUB BUSINESS.  Prior to the Effective Time,
                    ---------------------------
Acquisition Sub shall not undertake any business other than as necessary to consummate the transactions contemplated by this Agreement.

     SECTION 7.14.  NEGOTIATIONS WITH MINORITY AFFILIATE.  Parent and/or the
                    ------------------------------------
Company shall be entitled to commence and conduct (including without limitation the formulation of the terms and conditions of) negotiations with Xpedite Germany with respect to the acquisition by the Company of all or substantially all the outstanding capital stock or assets of Xpedite Germany (which acquisition shall not be conditioned upon the consummation of the Merger).

     SECTION 7.15.  ACCOUNTING AND TAX MATTERS.  Each of the parties undertakes
                    --------------------------
and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

     SECTION 7.16.  REGISTRATION RIGHTS.  Each person (including its
                    -------------------
"affiliates" and "associates," as defined under the Securities Act) who is precluded by Rule 145 under the Securities Act from selling or disposing of all of the shares of Parent Common Stock received by such person in the Merger within one calendar quarter in the absence of an effective registration statement therefor, or another exemption from registration, under the Securities Act (each, together with such affiliates and associates, a "LARGE STOCKHOLDER") shall be entitled to registration rights for such shares as set forth in EXHIBIT C.


                                 ARTICLE VIII.

                            CONDITIONS TO THE MERGER
                            ------------------------

     SECTION 8.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER
                    -----------------------------------------------------------

The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) STOCKHOLDER APPROVAL OF THE MERGER.  This Agreement and the Merger
         ----------------------------------
shall have been approved and adopted by the requisite vote of the stockholders of the Company and the issuance of shares of Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent;

     (b) HSR ACT, ETC.  The waiting period applicable to the consummation of the
         ------------
Merger under the HSR Act and under any legal requirement of the European Community shall have expired or been terminated, and any material requirements of other foreign jurisdictions applicable to the consummation of the Merger shall have been satisfied;

     (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.  No statute, rule,
         ----------------------------------------
regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (d) TAX OPINION.  Each party shall have received a written opinion of
         -----------
counsel from Alston & Bird LLP, in form reasonably satisfactory to such parties (the "TAX OPINION"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of the Company Common Stock for Parent Common Stock will not give rise to gain or loss to the stockholders of the Company with respect to such exchange (except to the extent of any cash received), and (iii) none of the Company, Acquisition Sub or Parent will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code).
In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of the Company and Parent reasonably satisfactory in form and substance to such counsel;

     (e) S-4 REGISTRATION STATEMENT.  The S-4 Registration Statement shall be
         --------------------------
effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under the Securities Act or Exchange Act or Blue Sky Laws relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received; and

     (f) NASDAQ LISTING.  The shares of Parent Common Stock issuable pursuant to
         --------------
the Merger shall have been approved for listing on NASDAQ.

     SECTION 8.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT.  The
                    ----------------------------------------------
obligations of Parent to effect the Merger are also subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES.  The representations and warranties of
         ------------------------------
the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

     (b) AGREEMENTS AND COVENANTS.  The Company shall have performed or complied
         ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

     (c) ACQUISITION OF XPEDITE SYSTEMS LIMITED.  All conditions precedent to
         --------------------------------------
the closing of the transactions contemplated by the Share Purchase Agreement dated as of August 8, 1997 (the "UK PURCHASE AGREEMENT") by and among Xpedite Systems Holdings (UK) Limited, Xpedite Systems, Inc. and the stockholders of Xpedite Systems Limited, a company organized under the laws of England ("XSL") shall have been satisfied, and such transactions shall have been consummated in accordance with the terms and conditions of the UK Purchase Agreement;

     (d) NO MATERIAL ADVERSE EFFECT.  There shall have been no Material Adverse
         --------------------------
Effect with respect to the Company since the date of this Agreement, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

     (e) POOLING LETTERS.  Parent shall have received a letter, dated as of the
         ---------------
Effective Time, addressed to Parent, in form and substance reasonably acceptable to Parent, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Parent also shall have received a letter, dated as of the Effective Time, addressed to Parent, in form and substance reasonably acceptable to Parent, from Ernst & Young LLP to the effect that such firm is not aware of any matters relating to the Company and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

     (f) AFFILIATE AGREEMENTS.  Parent shall have received from each affiliate
         --------------------
of the Company the affiliates letter referred to in SECTION 7.02(b), to the extent necessary to assure in the reasonable judgment of Parent that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     SECTION 8.03.  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY.  The
                    --------------------------------------------------
obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES.  The representations and warranties of
         ------------------------------
Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent; and

     (b) AGREEMENTS AND COVENANTS.  Parent and Acquisition Sub shall have
         ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent.

     (c) NO MATERIAL ADVERSE EFFECT.  There shall have been no Material Adverse
         --------------------------
Effect with respect to Parent since the date of this Agreement, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer or the Chief Financial Officer of Parent.


                                  ARTICLE IX.

                                  TERMINATION
                                  -----------

     SECTION 9.01.  TERMINATION.  This Agreement may be terminated at any time
                    -----------
prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or the stockholders of Parent:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by April 30, 1998 (PROVIDED that such date shall be extended by an additional 30 days in the event the Prospectus/Proxy Statement shall have been mailed to stockholders of both the Company and Parent by such date; and PROVIDED, FURTHER, that the right to terminate this Agreement under this SECTION 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (PROVIDED that the right to terminate this Agreement under this SECTION 9.01(c) shall not be available to any party who has not complied with its obligations under SECTION 7.09 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); PROVIDED, FURTHER, that for the purposes of this SECTION 9.01(c), a temporary injunction restraining, enjoining or otherwise prohibiting the Merger shall be deemed to be a nonappealable final order hereunder if such injunction remains continuously in effect for 60 days after the date of issuance thereof; and PROVIDED, FURTHER, that during such period all obligations of the Company or Parent to expend funds or incur monetary obligations in connection with the transactions contemplated hereby shall be suspended; or

     (d) by Parent or the Company, if: (i) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below) or (ii) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; PROVIDED that the Company shall not be entitled to exercise any termination rights under clause (i) or (ii) of this SECTION 9.01(d) unless (x) any action of the Board of Directors of the Company referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties to its stockholders and (y) the Company has complied with its obligations in SECTION 6.03; or

     As used herein, "ALTERNATIVE TRANSACTION" means (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its Subsidiaries (a "THIRD PARTY") acquires or would acquire more than 15% of the outstanding shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, consolidation or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination), (iii) any reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries (other than the liquidation or dissolution of a wholly-owned Subsidiary of the Company or any of its Subsidiaries) or (iv) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination with any Subsidiary) of the Company or any of its Subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

     (e) by the Company, if: (i) the Board of Directors of Parent shall have recommended to the stockholders of Parent (x) any acquisition or proposed acquisition of Parent by a merger, consolidation or other business combination (including any so-called "merger of equals" and whether or not the Company is the entity surviving any such merger or business combination) in which the consideration to be received by Parent stockholders in such business combination shall be other than cash, (y) any liquidation or dissolution of Parent, or (z) any transaction or series of transactions in which Third Parties would acquire substantially all of the consolidated assets of Parent or (ii) a tender offer or exchange offer for 50% or more of the outstanding shares of Parent Common Stock is commenced and the Board of Directors of Parent recommends that the stockholders of Parent tender their shares in such tender or exchange offer; or

     (f) by Parent, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent; or

     (g) by the Company, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to the Company; or

     (h) by either the Company or Parent, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, in any case such that the conditions set forth in SECTIONS 8.02 or 8.03, as the case may be, would be incapable of being satisfied by April 30, 1998 (PROVIDED that the right to terminate this Agreement under this SECTION 9.01(h) shall not be available to any party who is itself in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, such that the conditions set forth in SECTIONS 8.02 OR 8.03, as the case may be, would be incapable of being satisfied by April 30, 1998); or

     (i) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three-business-day period commencing on the Determination Date, if the Average Closing Price shall be less than $24.00 (the "THRESHOLD PRICE"); subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this SECTION 9.01(i), it shall give prompt written notice thereof to Parent (provided that such notice of election to terminate may be withdrawn at any time within the three-business-day period referenced in the following sentence). During the three-business-day period commencing with its receipt of such notice, Parent shall have the option, in its sole discretion, to elect to increase the Exchange Ratio to equal the quotient obtained by dividing
(x) the product of the Threshold Price and the Exchange Ratio (as then in effect) by (y) the Average Closing Price. If Parent makes an election contemplated by the preceding sentence within such three-business-day period, it shall give prompt written notice to the Company of such election and the revised

Exchange Ratio, whereupon no termination shall have occurred pursuant to this
SECTION 9.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 9.01(i).

     SECTION 9.02.  EFFECT OF TERMINATION.
                    ---------------------

     (a) Except as provided in SECTION 10.01, in the event of the termination of this Agreement pursuant to SECTION 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, subject to the provisions of SECTION 9.02(b) and SECTION 9.02(c), and nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination. The Confidentiality Letter shall survive termination of this Agreement as set forth therein.

     (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated by either party for any reason, except as provided in clauses (i) and (ii) below, the Company shall pay to Parent an amount equal to $9,500,000 (the "PARENT FEE") plus all documented fees and expenses incurred by Parent and its Subsidiaries in connection with or related to the authorization, preparation, regulation, execution and performance of this Agreement and the transactions contemplated hereby (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts, consultants, banks and other financial institutions) (the "PARENT EXPENSES") up to a maximum of $1,000,000 in the aggregate. Notwithstanding the foregoing:

          (i) the Company shall not be obligated to pay the Parent Fee or any Parent Expenses if this Agreement is terminated

              (1)  pursuant to SECTION 9.01(a),

              (2) by the Company pursuant to SECTION 9.01(e), 9.01(g), 9.01(h) or SECTION 9.01(i),

              (3) by the Company pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy any of the conditions set forth in SECTION 8.01(b), 8.01(c) (other than if any such injunction results from claims made by stockholders of the Company or any Third Party proposing an Alternative Transaction), 8.01(d), 8.01(e), 8.01(f), 8.03(a), 8.03(b) or 8.03(c),

              (4) by either party pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy the condition set forth in SECTION 8.01(a), but only if the stockholders of the Company have adopted this Agreement and the stockholders of Parent have not approved the issuance of shares of Parent Common Stock in the Merger or any other aspect of the Merger which is submitted for their approval at the Parent Stockholders Meeting,

              (5) by Parent pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy any of the conditions set forth in SECTION 8.01(b), 8.01(d), 8.01(e), 8.01(f), 8.02(e) or 8.02(f),

              (6) by either party pursuant to SECTION 9.01(c) if any such injunction results from claims made by stockholders of the Company or any Third Party proposing an Alternative Transaction, or

              (7) by the Company pursuant to SECTION 9.01(g); and

          (ii) the Company shall not be obligated to pay the Parent Fee but shall only be obligated to reimburse Parent for the amount of Parent Expenses incurred by it up to a maximum of $1,000,000 if this Agreement is terminated

              (1) by Parent pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy the condition set forth in SECTION 8.02(c) (other than as a result of the Company's breach of a representation or warranty in the UK Purchase Agreement or the Company's failure to fulfill any of its material obligations in the UK Purchase Agreement) or the condition set forth in SECTION 8.02(d), or

              (2) by the Company pursuant to SECTION 9.01(g) if there shall have occurred a Material Adverse Effect with respect to the Company after the date of this Agreement and prior to the date on which Parent's Board of Directors withdrew, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to the Company.

     (c) Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated

          (i) by the Company pursuant to SECTION 9.01(e) or 9.01(h),

          (ii) by the Company pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy any of the conditions set forth in SECTION 8.01(c) (if any such injunction results from claims made by stockholders of Parent or any Third Party proposing an Alternative Transaction with Parent), 8.03(a), 8.03(b) or 8.03(c),

          (iii) by either party pursuant to SECTION 9.01(b) solely as a result of the failure to satisfy the condition set forth in SECTION 8.01(a), but only if the stockholders of the Company have adopted this Agreement and the stockholders of Parent have not approved the issuance of shares of Parent Common Stock in the Merger or any other aspect of the Merger which is submitted for their approval at the Parent Stockholders Meeting,

          (iv) by either party pursuant to SECTION 9.01(c) if any such injunction results from claims made by stockholders of Parent or any Third Party proposing an Alternative Transaction with Parent, or

          (v) by the Company pursuant to SECTION 9.01(g) (unless there shall have occurred a Material Adverse Effect with respect to the Company after the date of this Agreement and prior to the date on which Parent's Board of Directors withdrew, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to the Company),

Parent shall pay to the Company an amount equal to $9,500,000 plus all documented fees and expenses incurred by Parent and its Subsidiaries in connection with or related to the authorization, preparation, regulation, execution and performance of this Agreement and the Prior Agreement and the transactions contemplated hereby and thereby (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts, consultants, banks and other financial institutions) up to a maximum of $1,000,000 in the aggregate.

     (d) Any payment required to be made pursuant to SECTION 9.02(b) or SECTION 9.02(c), as the case may be, shall be made to the party entitled to receive such payment (the "Recipient") or its designee not later than two business days after delivery by the Recipient or its designee to the party obligated to make such payment of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Recipient or its designee in the notice of demand for payment delivered pursuant to this SECTION 9.02(d).

     (e) The parties acknowledge that the loss to either party resulting from breach of this Agreement by the other party or other failure of the Merger to be consummated is not susceptible of ready measurement and, therefore, that the payments provided in this SECTION 9.02 are intended by the parties to constitute liquidated damages for any breach by a party of the terms of this Agreement, and not a penalty.

     SECTION 9.03.  FEES AND EXPENSES.  All fees and expenses incurred in
                    -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, subject to the provisions of SECTION 9.02(b) and SECTION 9.02(c).


                                   ARTICLE X.

                               GENERAL PROVISIONS
                               ------------------

     SECTION 10.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                     ------------------------------------------------
AGREEMENTS, ETC.  Except as otherwise provided in this SECTION 10.01, the
---------------
representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 9.01, as the case may be, except that the agreements set forth in ARTICLE III and SECTION 7.06 shall survive the Effective Time indefinitely and those set forth in SECTIONS 7.04,
9.02 and 9.03 shall survive such termination indefinitely. Nothing in this
SECTION 10.01 shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

     SECTION 10.02.  NOTICES.  All notices and other communications given or
                     -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)  If to Parent:

               Premiere Technologies, Inc.
               The Lenox Building, Suite 400
               3399 Peachtree Road, N.E.
               Atlanta, Georgia  30326

               Telecopier No.: (404) 262-8540
               Telephone No.:  (404) 262-8400
               Attention:  Jeffrey A. Allred
                           Executive Vice President
                           Strategic Development

          With copies to:

               Alston & Bird, LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, GA  30309-3424

               Telecopier No.:  (404) 881-4777
               Telephone No.:   (404) 881-7000
               Attention:    David E. Brown, Jr.

     (b)  If to the Company:

               Xpedite Systems, Inc.
               1 Industrial Way
               Eatontown, New Jersey  07724

               Telecopier No.: (732) 544-1044
               Telephone No.:  (732) 389-3900
               Attention:  President

               With a copy to:

               Neil A. Torpey, Esq.
               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue
               New York, New York 10022

               Telecopier No.:  (212) 319-4090
               Telephone No.:   (212) 318-6000

     SECTION 10.03.  CERTAIN DEFINITIONS.  For purposes of this agreement, the
                     -------------------
term:

     (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "beneficial owner" with respect to any shares of Company Common Stock or Parent Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly, or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "generally accepted accounting principles" shall mean United States generally accepted accounting principles;

     (f) "Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the business, assets, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in each case taken as a whole, or (ii) the ability of the Company or Parent to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (i) actions and omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby or (ii) the Merger and the transactions contemplated hereby on the operating performance of the Company, including expenses incurred by the Company in consummating the transactions contemplated by this Agreement or the Prior Agreement; and

     (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     SECTION 10.04.  AMENDMENT.  This Agreement may be amended by the parties
                     ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that after approval of the Merger by the stockholders of the Company or the stockholders of Parent, no amendment may be made which by law required further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.05.  WAIVER.  At any time prior to the Effective Time, any party
                     ------
hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.06.  HEADINGS.  The headings contained in this Agreement are for
                     --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.07.  SEVERABILITY.  If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 10.08.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
                     ----------------
agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 10.09.  ASSIGNMENT.  This Agreement shall not be assigned by
                     ----------
operation of law or otherwise, except that Acquisition Sub may assign all or any of its rights hereunder to any direct wholly owned Subsidiary of Parent, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 10.10.  PARTIES IN INTEREST.  This Agreement shall be binding upon
                     -------------------
and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than SECTION 7.06 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 10.11.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.  No
                     -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 10.12.  GOVERNING LAW.  This agreement shall be governed by, and
                     -------------
construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware without giving effect to principles of conflicts of laws.

     SECTION 10.13.  COUNTERPARTS.  This Agreement may be executed in one or
                     ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.14.  CONSENT TO JURISDICTION.  Each of the parties hereto:
                     -----------------------

     (a) consents to submit itself to the personal jurisdiction of (i) the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (ii) the Chancery or other Courts of the State of Delaware otherwise;

     (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

     (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any Court other than such courts;

     (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party to its address set forth in SECTION 10.02 or at such other address of which a party shall have been notified pursuant thereto; and

     (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     IN WITNESS WHEREOF, each of Parent, Acquisition Sub and the Company has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

                                       PREMIERE TECHNOLOGIES, INC.


                                       By:  /s/ Jeffrey A. Allred
                                            -----------------------------------
                                       Name:  Jeffrey A. Allred
                                       Title:  Executive Vice President


                                       NETS ACQUISITION CORP.


                                       By:  /s/ Jeffrey A. Allred
                                            -----------------------------------
                                       Name:  Jeffrey A. Allred
                                       Title:  Executive Vice President


                                       XPEDITE SYSTEMS, INC.


                                       By:  /s/ Robert Chefitz
                                            -----------------------------------
                                       Name:  Robert Chefitz
                                       Title:  Director

                                   EXHIBIT A

                                    FORM OF
                                AFFILIATE LETTER


Premiere Technologies, Inc.
3399 Peachtree Road NE
Lenox Building, Suite 400
Atlanta, Georgia  30326

Attention:  Patrick G. Jones
            Executive Vice President Finance and Legal
Gentlemen:

     The undersigned is a stockholder of Xpedite Systems, Inc. (the "COMPANY"), a Delaware corporation, and will become a stockholder of Premiere Technologies, Inc. ("PARENT"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of November 13, 1997 (the "AGREEMENT"), by and among Parent, Nets Acquisition Corp. ("ACQUISITION SUB") and the Company. Under the terms of the Agreement, Acquisition Sub will be merged into and with the Company (the "MERGER"), and the shares of the $.01 par value common stock of the Company ("COMPANY COMMON STOCK") will be converted into and exchanged for shares of the $.01 par value common stock of Parent ("PARENT COMMON STOCK"). This Affiliate Letter represents an agreement between the undersigned and Parent regarding certain rights and obligations of the undersigned in connection with the shares of Parent to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Parent hereby agree as follows:

     1.   Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
the Company the undersigned may be deemed to be an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("SECURITIES ACT"), and the undersigned anticipates that the undersigned may be deemed to be such an "affiliate" both at the time of the Agreement is submitted to the stockholders of the Company for their consideration and adoption and at the effective time of the Merger.

     2.   Initial Restrictions on Dispositions.  During the 30 days immediately
          ------------------------------------
preceding the Effective Time of the Merger, the undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Company Common Stock beneficially owned by the undersigned. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Parent Common Stock into which the undersigned's shares of the

Company Common Stock are converted upon consummation of the Merger until such time as Parent notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 AND 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Parent and the Company. Parent agrees that it will publish such results as soon as practicable after completion of the first full calendar month after consummation of the Merger containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication. Notwithstanding anything in this Agreement to the contrary, the undersigned shall be permitted to transfer the shares of Company Common Stock owned by it in connection with distributions of securities by the undersigned to its equity holders on a pro rata basis in accordance with the respective interests of such equity holders in the undersigned; provided such transfer does not adversely affect the ability of Parent to treat the Merger as a pooling of interests for accounting purposes or for the Merger to qualify as a tax-free reorganization; and provided further that the undersigned shall have given Parent prior written notice of such proposed transfer and shall have supplied to Parent and its representatives such information regarding the proposed transfer as Parent or such representatives shall request to permit Parent and such representatives to confirm that such transfer will not adversely affect the ability of Parent to treat the Merger as a pooling of interests for accounting purposes or for the Merger to qualify as a tax-free reorganization.

     3.   Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

     (a) The Parent Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

     (b) The undersigned agrees not to make any sale, transfer of other disposition of the Parent Common Stock received by the undersigned in connection with the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. Parent has informed the undersigned that any distribution by the undersigned of Parent Common Stock has not been registered under the Securities Act and that shares of Parent Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the Securities Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) in the opinion of counsel reasonably acceptable to the Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. The undersigned understands that, except as
                              -------------------------------------------
   provided in the Agreement, Parent is under no obligation to file a
   ------------------------------------------------------------------
   registration statement with the SEC covering the disposition of the
   -------------------------------------------------------------------
   undersigned's shares of Parent Common Stock or to take any other action
   -----------------------------------------------------------------------
   necessary to make compliance with an exemption from such registration
   ---------------------------------------------------------------------
   available.
   ---------

     (c) The undersigned is aware that Parent intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code (the

   "CODE") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as Parent for federal income tax purposes.
   The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those Company stockholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the Company stockholders to sell or otherwise dispose of the Parent Common Stock to be received in the Merger that will reduce such stockholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the Company Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of the undersigned's Parent Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of Parent Common Stock received by the undersigned pursuant to the Merger will be given to Parent's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

   "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce the owner's risks relative thereto in any way, until such time as Premiere Technologies, Inc. ("Parent") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of
                                                         ---
   Parent) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Parent) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Parent that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Parent securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Parent shall cause the certificates representing the shares of Parent Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Parent Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Parent, upon the request of the undersigned, will cause the certificates representing the shares of Parent Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Parent of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of Parent Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for the Company.

     6.   Filing of Reports by Parent.  Parent agrees, for a period of three
          ---------------------------
years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Parent Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of Parent Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent Common Stock together with such additional information as the transfer agent may reasonably request. If Parent's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Parent shall cause such counsel to promptly provide such opinions as may be necessary to Parent's Transfer Agent so that the undersigned may complete the proposed sale or transfer, and Parent shall promptly take such other actions as may reasonably be required in order to effectuate such sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to all shares of the capital stock of the Company and Parent that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Parent or becomes a director or officer of Parent upon consummation of the Merger, among other things, any sale of Parent Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

     This Affiliate Agreement is executed as of the ____ day of November, 1997.

                              Very truly yours,

                              ___________________________
                              Signature

                              ___________________________
                              Print Name

                              ___________________________

                              ___________________________

                              ___________________________
                              Address

                              [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                              ___________________________
                              Name:

                              ___________________________
                              Name:

                              ___________________________
                              Name:

AGREED TO AND ACCEPTED as of
_______________, 19__

PREMIERE TECHNOLOGIES, INC.


By: ________________________

                                   EXHIBIT B

                                    FORM OF
                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT dated as of November 13, 1997, among the person whose name appears on Schedule 1 (the "STOCKHOLDER"), Xpedite Systems, Inc., a Delaware corporation (the "COMPANY"), and Premiere Technologies, Inc., a Georgia corporation ("PARENT").

     WHEREAS, Parent proposes to enter into a Merger Agreement dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time) with the Company which provides, among other things, that Nets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "MERGER");

     WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of shares of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") set forth on Schedule 1; and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now beneficially owned and of which the Stockholder may hereafter acquire beneficial ownership (the "SHARES") and any other securities, if any, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (the "OTHER SECURITIES").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

     SECTION 1.01 VOTING AGREEMENT. The Stockholder hereby agrees that, subject to Schedule 1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Shares and the Other Securities in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof. The Stockholder agrees that the Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 1.01. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     SECTION 1.02 IRREVOCABLE PROXY. The Stockholder hereby irrevocably appoints Parent and each of its officers, as the Stockholder's attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. The Shareholder hereby affirms that the irrevocable proxy set forth in this SECTION 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent as follows:

          (a) This Agreement has been duly executed and delivered by the Stockholder and is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "LAWS") of any domestic or foreign administrative, governmental or regulatory agency or other governing body (each, a "GOVERNMENTAL ENTITY") applicable to the Stockholder or by which any of the Stockholder's assets are bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance (as hereinafter defined) on any of the assets of the Stockholder pursuant to, any contract or other instrument to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's assets are bound, except for any thereof that could not reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby and except for any Encumbrances created hereby.

          (c) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any Laws of any Governmental Entity, except (i) the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Entity to which the Stockholder or the Stockholder's assets are subject that could reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

          (e) The Stockholder owns beneficially and of record the number of shares of Company Common Stock (the "EXISTING SHARES") set forth on Schedule 1. The Existing Shares constitute all the shares of Company Common Stock owned of record or beneficially by the Stockholder. The Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all the Existing Shares, with no restrictions, other than pursuant to applicable securities laws, on the Stockholder's rights of disposition pertaining thereto. The Stockholder has good and valid title to all the Existing Shares, free and clear of all Encumbrances (other than any Encumbrance created by this Agreement).

          (f) The Stockholder understands and acknowledges that Parent is entering into, and causing Acquisition Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

The Stockholder acknowledges that the irrevocable proxy set forth in SECTION
1.02 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Acquisition Sub.

     SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Stockholder that Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors and (except as otherwise set forth in the Merger Agreement) no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.


                                  ARTICLE III

                          COVENANTS OF THE STOCKHOLDER


     SECTION 3.01 CONFIDENTIALITY OF AGREEMENT. Each party hereto agrees that, without the prior written consent of the other party, it will not disclose this Agreement, or the contents hereof, to any person or entity, except (a) such party's directors, employees, agents, advisors and affiliates, in each case on a confidential and need-to-know basis, (b) filings of, or filings of amendment(s) to, Schedule 13D, or (c) as is required, in the opinion of its counsel, by applicable law or pursuant to applicable requirements of any listing agreement with or the rules of any securities exchange or the NASDAQ National Market, provided that if any party hereto proposes to make any disclosure based upon the opinion of its counsel such party will, if practicable, advise and consult with the other party at least one business day prior to such disclosure concerning the information such party proposes to disclose.

     SECTION 3.02 FURTHER ASSURANCES. The Stockholder agrees to use the Stockholder's reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholder shall use the Stockholder's reasonable best efforts to take all such action as promptly as practicable.

                                   ARTICLE IV

                                  TERMINATION

     SECTION 4.01 TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement for any reason whatsoever and (b) the Effective Time of the Merger and, except as set forth below, the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.


                                   ARTICLE V

                                  DEFINITIONS

     SECTION 5.01  DEFINITIONS.  For purposes of this Agreement:

          (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;

          (b) "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (c) "ENCUMBRANCE" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent and seek appraisal, receipt of income or other exercise of any attribute of ownership.


                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 6.02 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 6.03 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     SECTION 6.04 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign its rights hereunder to any of its affiliates, but no such assignment shall relieve Parent of its obligations hereunder.

     SECTION 6.05 AMENDMENTS. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 6.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholder, to the address set forth on Schedule 1

     If to the Company or Parent, to their respective addresses set forth in the Merger Agreement, with copies delivered as provided therein or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 6.07 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

     SECTION 6.08 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 6.09 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     SECTION 6.10 NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 6.11  GOVERNING LAW.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

     SECTION 6.12 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     SECTION 6.13 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                              Name:
                                    -----------------------------------------


                              XPEDITE SYSTEMS, INC.


                              By:
                                  -------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------


                              PREMIERE TECHNOLOGIES, INC.


                              By:
                                  -------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                                   EXHIBIT C

                              REGISTRATION RIGHTS
                              -------------------

I.   DEFINITIONS
     -----------

     1.1. Definitions.  Terms defined in the Agreement and Plan of Merger, dated
          -----------
as of November 13, 1997 (the "Agreement"), by and among Premiere Technologies, Inc. ("Parent"), Xpedite Systems, Inc. (the "Company") and Nets Acquisition Corp. ("Acquisition Sub"), are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

     "Demand Registration" means a Demand Registration as defined in Section
2.1.

     "Piggyback Registration" means a Piggyback Registration as defined in
Section 2.2.

     "Priority Holders" means the following persons who have previously been granted registration rights by Parent: (i) Sirrom Capital Corporation, (ii) NationsBanc Capital Corporation, (iii) CMG@Ventures, L.P., (iv) WorldCom, Inc.,
(v) those former stockholders and other equity owners of Voice-Tel Enterprises, Inc. ("VTE"), VTN, Inc. and the franchisees of VTE, and (vi) the former stockholders of VoiceCom Holdings, Inc. pursuant to the acquisition agreement between Parent and certain stockholders of VoiceCom.

     "Registrable Securities" means (A) the shares of Parent Common Stock issued to the Large Stockholder under the Agreement, and (B) any securities of Parent issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Parent Common Stock referred to in clause
(A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or (iii) such securities as are acquired by Parent or any of its Subsidiaries.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.


II.  REGISTRATION RIGHTS
     -------------------

     2.1. Demand Registration.
          -------------------

          (a) Beginning on the date that is 30 days after financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies and ending three months thereafter, a Large Shareholder may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"); provided that Parent shall not be obligated (i) to effect more than one Demand Registration, (ii) to effect a Demand Registration for less than one million shares of Parent Common Stock or (iii) to effect a Demand Registration within three months of Large Shareholder selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.2. Such request will specify the number of shares of Registrable Securities proposed to be sold. A registration will not count as a Demand Registration (x) if, due to the provisions of Section 2.3, the number of Registrable Securities included in such registration is less than 85% of the Registrable Securities sought to be included in such registration and (y) until it has become effective.

          (b) Unless Parent shall otherwise consent in writing in response to a request made by the Large Stockholder, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Parent shall select the book-running and other managing Underwriters (which shall be nationally recognized firms) in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

          (c) Subject to the provisions of Section 2.3, other shareholders of Parent shall be entitled to include shares in the Demand Registration pursuant to any registration rights or other similar rights granted to them by Parent.

     2.2. Piggyback Registration.  If Parent proposes to file a registration
          ----------------------
statement under the Securities Act with respect to an offering of Parent Common Stock (i) for Parent's own account (other than (a) a registration statement on Form S-4 or S-8 or relating solely to securities issued pursuant to any benefit plan (or any substitute form that may be adopted by the Commission), (b) a registration statement covering any method of distribution which is not an underwritten public offering, or (c) a registration relating to convertible securities of Parent including any underlying equity securities or relating to any securities sold pursuant to a Rule 144A transaction) or (ii) for the account of any of the holders of Parent Common Stock (other than a registration where the intended method of disposition is not pursuant to an underwritten public offering), then Parent shall give written notice of such proposed filing to the Large Shareholder as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer, subject to the terms and conditions hereof, such Large Shareholder the opportunity to register such Registrable Securities as such Large Shareholder may request on the same terms and conditions as Parent's or such holders' Parent Common Stock (a "Piggyback Registration"). Parent shall have the right to terminate or withdraw any registration undertaken by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Large Shareholder has elected to include securities in such registration.

     2.3. Reduction of Offering.  Notwithstanding anything contained herein, if
          ---------------------
the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 shall advise Parent that (i) the size of the offering that Large Shareholder, Parent and any other persons intend to make or (ii) the kind of securities that Large Shareholder, Parent and such other persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced only after the amount of securities to be offered for the account of Parent and such other persons has been reduced to zero except and to the extent prohibited by the terms of any registration rights or other agreement in effect with any of the Priority Holders, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of persons other than Parent, then after all securities of the persons requesting such registration have been included (the "Demand Shareholders"), the proportion by which the amount of such Registrable Securities intended to be offered for the account of such Large Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of persons other than the Demand Shareholders is reduced except and to the extent prohibited by the terms of any registration rights or other agreement in effect with any of the Priority Holders; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), or (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, Parent and officers and directors of Parent may include its or their securities for its or their own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.


III. REGISTRATION PROCEDURES
     -----------------------

     3.1. Filings; Information.  Whenever a Large Shareholder requests that any
          --------------------
Registrable Securities be registered pursuant to Section 2.1 hereof, Parent will use its commercially reasonable efforts to effect the registration of such Registrable Securities as soon as reasonably practicable, and in connection with any such request:

     (a) Parent will as soon as reasonably practicable prepare and file with the SEC a registration statement on any form for which Parent then qualifies and which counsel for Parent shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 45 days; provided that if Parent shall furnish to such Large Shareholder a certificate signed by its Chairman, Chief Executive Officer, Chief Financial Officer or any Executive Vice President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to Parent or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, Parent shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section
   2.1 or, in the case of an effective registration statement, Parent shall be entitled to require such Large Shareholder to refrain from selling Registrable Securities under such registration statement for a period of up to 120 days. If Parent furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, Parent shall extend the period during which such registration statement shall be maintained effective as provided in this Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.

     (b) Parent will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Large Shareholder requesting registration and each managing Underwriter, if any, copies thereof, and thereafter furnish to such Large Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as such Large Shareholder or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

     (c) After the filing of the registration statement, Parent will promptly notify such Large Shareholder of any stop order issued or, to the knowledge of Parent, threatened to be issued by the SEC and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

     (d) Parent will use its reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as such Large Shareholder reasonably (in light of such Large Shareholder's intended plan of distribution) requests; provided that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to service of process in any such jurisdiction.

     (e) Parent shall, as promptly as reasonably practicable, notify each Large Shareholder that has sold, or is selling, Registrable Securities hereunder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each such Large Shareholder and to the Underwriters any such supplement or amendment. Each Large Shareholder, by requesting a registration or selling Registrable Securities hereunder, shall be deemed to agree with Parent that, upon receipt of any notice from Parent of the happening of any event of the kind described in the preceding sentence, such Large Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by Parent, such Large Shareholder will deliver to Parent all copies, other than permanent file copies then in Large Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Parent shall give such notice, Parent shall extend the period during which any registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when Parent shall make available such supplemented or amended prospectus.

     (f) In the event of the issuance of a stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction in the United States, Parent will promptly notify the holders of Registrable Securities and will use its commercially reasonable efforts to obtain the withdrawal of such order.

     (g) Parent will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to Parent in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

     (h) Parent will furnish to each Large Shareholder that sells Registrable Securities hereunder and to each managing Underwriter, if any, a signed counterpart, addressed to such Large Shareholder and each Underwriter, of (i) an opinion or opinions of counsel to Parent and (ii) a comfort letter or comfort letters from Parent's independent auditors pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

     (i) Parent will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

     (j) Parent will use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed.

     3.2. Registration Expenses.  In connection with any Demand Registration or
          ---------------------
Piggyback Registration by or for a Large Shareholder, Parent shall pay the following expenses incurred in connection with such registration (the

"Registration Expenses"): (i) all filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with any listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for Parent (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by Parent in connection with such registration. Such Large Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, and any out-of-pocket expenses of Large Shareholder, including such Large Shareholder's counsel's fees and expenses. Parent shall pay internal Parent expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

     3.3. Participation in Underwritten Registrations.  No person may
          -------------------------------------------
participate in any underwritten registered offering contemplated hereunder unless such person (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights. Parent may require each Large Shareholder that requests a registration or is selling Registrable Securities hereunder promptly to furnish in writing to Parent such information regarding such Large Shareholder, the plan of distribution of the Registrable Securities and other information as Parent may from time to time reasonably request or as may be legally required in connection with such registration.


IV.  INDEMNIFICATION AND CONTRIBUTION
     --------------------------------

     4.1. Indemnification by Parent.  Parent agrees to indemnify and hold
          -------------------------
harmless each Large Shareholder, its officers and directors, and each person, if any, who controls Large Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Parent by or on behalf of any Large Shareholder or Underwriter for any Large Shareholder expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Large Shareholder if a copy of the current prospectus was not provided to the purchaser of Registrable Securities and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after Parent has informed such Large Shareholder under Section 3.1(e) hereof and prior to the delivery by Parent of any supplement or amendment to such prospectus. Parent also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of such Large Shareholder provided in this Section 4.1.

     4.2. Indemnification by Large Shareholders.  Each Large Shareholder, by
          -------------------------------------
requesting any registration or making any sale of Registrable Securities hereunder, shall be deemed to agree (on a several and not joint basis) to indemnify and hold harmless Parent, its officers and directors, and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to Large Shareholder, but only with reference to information furnished in writing by or on behalf of Large Shareholder expressly for use in any registration statement or prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Large Shareholder also shall be deemed to agree to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Parent provided in this Section 4.2.

     4.3. Conduct of Indemnification Proceedings.  In case any proceeding
          --------------------------------------
(including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or
4.2 hereof, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     4.4. Contribution.  If the indemnification provided for in this Article IV
          ------------
is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Parent, any Large Shareholder and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Parent, such Large Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Parent, such Large Shareholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of Parent and such Large Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of Parent, a Large Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of such party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Parent and each Large Shareholder shall be deemed to agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Large Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Large Shareholder exceeds the amount of any damages which Large Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.